UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2013 (September 9, 2013)

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-00821	27-2614444
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended Credit Agreement with Wells Fargo Bank, National Association

On September 9, 2013, Business Development Corporation of America (the “Company”), through BDCA Funding (defined below), entered into certain amendments related to its credit agreement (the “Amendments”) with Wells Fargo Bank, National Association and Wells Fargo Securities, LLC (collectively, “Wells”).

The description of the Amendments set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant.

On September 9, 2013, the Company, through a wholly-owned subsidiary, BDCA Funding I, LLC (“BDCA Funding”), entered into the Amendments with Wells. The Amendments increase the maximum aggregate borrowings under the credit facility from $100.0 million to $200.0 million. The terms of the credit agreement are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 24, 2012 and the credit agreement and its accompanying documents were filed as Exhibits 10.15, 10.16 and 10.17 to the Company’s Current Report on Form 8-K filed with the SEC on August 7, 2012. The description of the credit agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the credit agreement, which is incorporated herein by reference. The Amendments will be filed with the SEC as exhibits to the Company’s next Quarterly Report on Form 10-Q.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: September 12, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors